                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               DEAN FOODS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             [DEAN FOODS LOGO]

                             DEAN FOODS COMPANY
                             2515 McKinney Avenue
                             Suite 1200
                             Dallas, Texas 75201
                             Telephone: 214.303.3400
                             Facsimile: 214.303.3499

                             www.deanfoods.com

                                [DEAN FOODS LOGO]

                              2002 PROXY STATEMENT
                           & NOTICE OF ANNUAL MEETING






                               DEAN FOODS COMPANY

TABLE OF CONTENTS

YOU ARE INVITED                                     2

NOTICE OF STOCKHOLDERS' MEETING                     3

QUESTIONS AND ANSWERS:

Why did I receive this proxy statement?             4

I received more than one proxy
statement. Why?                                     4

What will occur at the annual meeting?              4

How many votes are necessary
to re-elect the nominees for director?              5

What if a nominee for director is unwilling
or unable to stand for re-election?                 5

How many votes are necessary to ratify
the selection of Deloitte & Touche LLP
as independent auditor?                             5

How do I vote?                                      5

Where can I find the voting results
of the meeting?                                     6

What if I want to change my vote?                   6

What if I do not vote?                              6

How do I raise an issue for discussion
or vote at the annual meeting?                      7

How much will this solicitation
cost and who will pay for it?                       7

MORE ABOUT THE PROPOSALS:

Proposal One: Re-Election of Directors              8

Proposal Two: Ratification of
Selection of Independent Auditor                   10

OTHER INFORMATION YOU NEED
TO MAKE AN INFORMED DECISION:

Who is on our Board of Directors?                  11

What are the Committees of our Board
of Directors and who serves on
those Committees?                                  13

Reports to You From Our
Board Committees

   Report of the Audit Committee                   15

   Report of the Compensation and
   Stock Option Committee                          16

How are Board members paid?                        17

Who are our executives?                            18

How are our executives paid?                       20

What contracts do we have with the
Named Executives?                                  21

What other relationships do we
have with our officers and directors?              22

How much stock do our officers and
directors own?                                     24

How has our stock performed?                       25

APPENDIX A:

Audit Committee Charter                           A-1

[DEAN FOODS LOGO]


2001 HIGHLIGHTS:

o EFFECTIVE DECEMBER 21, 2001, COMPLETED THE ACQUISITION OF DEAN FOODS COMPANY, THE SECOND LARGEST DAIRY PROCESSOR IN THE UNITED STATES,* AND CHANGED OUR NAME FROM SUIZA FOODS CORPORATION TO DEAN FOODS COMPANY (AND OUR NYSE TRADING SYMBOL FROM "SZA" TO "DF")

o ALSO ON DECEMBER 21, 2001, IN CONNECTION WITH OUR ACQUISITION OF LEGACY DEAN, PURCHASED THE MINORITY INTEREST IN OUR DAIRY GROUP PREVIOUSLY HELD BY DAIRY FARMERS OF AMERICA

o    REPLACED OUR FORMER CREDIT FACILITIES WITH A NEW $2.7 BILLION CREDIT
     FACILITY

o    ADDED CERTAIN OF LEGACY DEAN'S BOARD MEMBERS TO OUR BOARD OF DIRECTORS

o LAUNCHED FOLGERS(R) JAKADA(TM) SINGLE-SERVE COFFEE BEVERAGES AND HERSHEY'S(R) MILKS AND MILKSHAKES IN PLASTIC SINGLE-SERVE BOTTLES

o    PURCHASED 25% MINORITY INTEREST IN OUR SPANISH SUBSIDIARY

* The acquired company is referred to in this proxy statement as "Legacy Dean."


[PHOTO]


YOU ARE INVITED


April 24, 2002


DEAR FELLOW STOCKHOLDERS,

We hope that you will come to our annual stockholders' meeting on Thursday, May 30, 2002.

As you will see in the accompanying Annual Report, 2001 was a significant year for our company. At the annual meeting, after we vote on the proposals described in this proxy statement, we will present a brief report on our accomplishments during 2001, as well as an overview of our plans for the rest of this year and beyond.

As always, we will conclude the meeting by inviting you to ask questions and make comments.

We look forward to seeing you at this year's meeting.

Sincerely,

/s/ GREGG L. ENGLES

Gregg L. Engles
Chairman of the Board and
Chief Executive Officer

NOTICE OF STOCKHOLDERS' MEETING


We will hold this year's annual stockholders' meeting on Thursday, May 30, 2002 at 10:00 a.m. at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201.

At the meeting, we will ask you to consider and vote on the following proposals recently adopted by our Board of Directors:

- A proposal to re-elect Tom C. Davis, Stephen L. Green, John R. Muse, P. Eugene Pender and J. Christopher Reyes as members of our Board of Directors, and

- A proposal to ratify our Board of Directors' selection of Deloitte & Touche LLP as our independent auditor for 2002.

We will also discuss and take action on any other business that is properly brought before the meeting.

If you were a stockholder on April 18, 2002, you are entitled to vote on the proposals to be considered at this year's meeting.

By order of the Board of Directors,

Sincerely,

/s/ MICHELLE P. GOOLSBY

Michelle P. Goolsby
Executive Vice President,
Chief Administrative Officer,
General Counsel and Corporate Secretary

QUESTIONS AND ANSWERS


WHY DID I RECEIVE THIS PROXY STATEMENT?

On April 29, 2002, we began mailing this proxy statement to everyone who was a stockholder of our company on April 18, 2002. One purpose of this proxy statement is to let our stockholders know when and where we will hold our annual stockholders' meeting.

More importantly, this proxy statement:

o Includes detailed information about the matters that will be discussed and voted on at the meeting, and

o Provides updated information about our company that you should consider in order to make an informed decision at the meeting.

I RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy that you received.

WHAT WILL OCCUR AT THE ANNUAL MEETING?

First we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be present at the meeting if the stockholder:

o    Is present in person, or

o Is not present in person but has voted by telephone, internet or mail prior to the meeting.

According to our bylaws, holders of at least 44,952,279 shares (which is a majority of the shares of our common stock outstanding on April 18, 2002, adjusted to reflect the two-for-one stock split effected April 23, 2002) must be present at this year's meeting in order to conduct the meeting.

If holders of fewer than 44,952,279 shares are present at the meeting, we will reschedule the meeting. The new meeting date will be announced at the meeting. If enough stockholders are present at the meeting to conduct business, then we will vote on:

o A proposal to re-elect Tom C. Davis, Stephen L. Green, John R. Muse, P. Eugene Pender and J. Christopher Reyes as members of our Board of Directors, and

o A proposal to ratify our Board of Directors' selection of Deloitte & Touche LLP as our independent auditor for 2002.

On each proposal, you are entitled to one vote for each share of stock that you owned on April 18, 2002. Cumulative voting is not permitted.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote on the proposals and recommends that you vote FOR each of the proposals.

[DEAN FOODS LOGO]

OUR COMMON STOCK WAS THE ONLY CLASS OF STOCK OUTSTANDING ON APRIL 18, 2002. AS OF THAT DATE, THERE WERE 89,904,556 SHARES OF COMMON STOCK OUTSTANDING (ADJUSTED TO REFLECT THE TWO-FOR-ONE STOCK SPLIT EFFECTED APRIL 23, 2002, AS IF IT HAD ALREADY OCCURRED).

QUESTIONS AND ANSWERS


AFTER EACH PROPOSAL HAS BEEN VOTED ON AT THE MEETING WE WILL DISCUSS AND TAKE ACTION ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING. ALSO, SOME OF OUR OFFICERS WILL REPORT ON OUR RECENT FINANCIAL RESULTS AND OUR CURRENT OPERATIONS.

HOW MANY VOTES ARE NECESSARY TO RE-ELECT THE NOMINEES FOR DIRECTOR?

The five nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

WHAT IF A NOMINEE FOR DIRECTOR IS UNWILLING OR UNABLE TO STAND FOR RE-ELECTION?

Each of the persons nominated for re-election has agreed to stand for re-election. However, if unexpected events arise which cause one or more of them to be unable to stand for re-election, then either:

o The Board of Directors can vote at the meeting to reduce the size of the Board of Directors, or

o The Board of Directors may, during the meeting, nominate another person for director.

It is important for you to understand that if our Board of Directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

HOW MANY VOTES ARE NECESSARY TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR?

The Board of Directors has responsibility for selection of our independent auditor. Stockholder ratification is not required. However, the Board of Directors is soliciting your opinion regarding the selection of Deloitte & Touche LLP. The Board of Directors plans to take your opinion into account in selecting our independent auditor for 2003.

HOW DO I VOTE?

To vote, follow the instructions on the enclosed proxy card or voting card.

If you are a registered stockholder, you can also vote at the meeting. If your shares are in a brokerage account, you might not be a registered stockholder. In this case, your shares would not be officially registered in your name but, rather, would be registered in your broker's name (which is sometimes called "street name"). If your shares are in street name, you cannot vote in person at the meeting unless you have a proper power of attorney from your broker. You should, therefore, vote by telephone, internet or mail according to the instructions on the enclosed voting card in order to ensure that your vote is counted.

WE ENCOURAGE YOU TO VOTE NOW (BY TELEPHONE, INTERNET OR MAIL) EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Gregg Engles, our Chairman of the Board and Chief Executive Officer, and Michelle Goolsby, our

QUESTIONS AND ANSWERS


Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, as your proxies. They will be required to vote on the two proposals described in this proxy statement exactly as you have voted.

However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Engles and Ms. Goolsby will be authorized to use their discretion to vote on such issues on your behalf.

If you sign your proxy card, but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002. We will file that report with the Securities and Exchange Commission in mid-August of this year, and you can obtain a copy by contacting either our Investor Relations office (214/303-3400) or the Securities and Exchange Commission at 800/SEC-0330 or www.sec.gov.

WHAT IF I WANT TO CHANGE MY VOTE?

You can revoke your vote on a proposal at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

o Write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or

o Vote again, either by telephone or internet (the last vote before the meeting begins will be counted).

If you are a registered stockholder, you may also come to the meeting and change your vote in writing or orally.

WHAT IF I DO NOT VOTE?

If you do not vote, your failure to vote could affect whether there are enough stockholders present (in person or by proxy) at the meeting to hold the meeting. Holders of a majority of the outstanding shares must be present in order to conduct the meeting. If there are enough stockholders present to conduct the meeting, your failure to vote will not affect the outcome of either proposal.

If your shares are held in "street name" and you do not vote, your brokerage firm could:

o    Vote for you, if it is permitted by the New York Stock Exchange, or

o    Leave your shares unvoted.

Generally, New York Stock Exchange rules will permit your broker to vote for you on the proposals regarding the election of directors and the ratification of Deloitte & Touche LLP.

QUESTIONS AND ANSWERS


HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE ANNUAL MEETING?

According to our bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, he or she must send written notice of the proposal by certified mail to our Corporate Secretary by no later than March 1 of the year of the meeting. We have not received notice of any stockholder proposals to be presented at this year's meeting.

[DEAN FOODS LOGO]

IF A STOCKHOLDER RAISES A MATTER AT THE MEETING THAT REQUIRES A STOCKHOLDER VOTE, THE PERSON TO WHOM YOU HAVE GIVEN YOUR PROXY WILL USE HIS OR HER DISCRETION TO VOTE ON THE MATTER ON YOUR BEHALF.

If you would like your proposal to be included in next year's proxy statement, you must submit it to our Corporate Secretary in writing by no later than December 31, 2002. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission.

You may write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, TX 75201.

According to our bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting (whether in person or by proxy).

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

We have engaged Georgeson Shareholder to assist in the distribution of proxy materials and, if necessary, the solicitation of votes. In addition, certain of our officers may solicit proxies by mail, telephone, fax or e-mail. We will pay Georgeson Shareholder a fee of up to $6,000, plus certain expenses. We will also pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

OUR TRANSFER AGENT, THE BANK OF NEW YORK, WILL COUNT THE VOTES AND ACT AS INSPECTOR OF ELECTION.

MORE ABOUT THE PROPOSALS


PROPOSAL ONE: RE-ELECTION OF DIRECTORS

This year's nominees for re-election to the Board of Directors are:

[PHOTO]

TOM C. DAVIS - Director since March 2001

Mr. Davis, age 53, has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly DLJ) from March 1984 to February 2001. In this position, he worked with several large private equity firms, in addition to a variety of public and private companies, including companies in the broadcast and telecommunications, energy, food service and processing and retailing industries.

[PHOTO]

STEPHEN L. GREEN - Director since October 1994

Mr. Green, age 51, has served as a general partner of Canaan Capital Partners, L.P., the general partner of Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V., one of our former principal stockholders, since November 1991. From October 1985 until November 1991, Mr. Green served as Managing Director of GE Capital's Corporate Finance Group. Mr. Green also serves on the Board of Directors of Advance PCS, a healthcare resource provider and a publicly-held company.

[PHOTO]

JOHN R. MUSE - Director since November 1997

Mr. Muse, age 51, is co-founder, Chief Operating Officer and a partner of Hicks, Muse, Tate & Furst Incorporated. Prior to the formation of Hicks, Muse, Tate & Furst in 1989, Mr. Muse headed the investment/merchant banking activities of Prudential Securities for the southwest region of the United States from 1984 to 1989. In addition to serving on our Board of Directors, he also serves on the Boards of LIN Television Corporation, Hillsdown Holdings Limited and Viatel, each of which has issued publicly-traded securities. Mr. Muse was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997.

[PHOTO]

P. EUGENE PENDER - Director since October 1994

Mr. Pender, age 71, served as Vice President and Controller of The Southland Corporation until his retirement in December 1987. After his retirement, he served as a consultant to The Southland Corporation until March 1991. Mr. Pender, who serves as Chairman of the Audit, Compensation and Stock Option, and Nominating Committees of our Board of Directors, was re-elected to our Board of Directors last year for a three-year term, along with the other directors in his class. However, in December 2001, when we added several new directors in connection with our acquisition of Legacy Dean, we were required to shift one director from one class to another in order to comply with our bylaws and our merger agreement with Legacy Dean. Mr. Pender agreed to switch classes and, as a result, he must run for re-election again this year.

MORE ABOUT THE PROPOSALS


[PHOTO]

J. CHRISTOPHER REYES - Director since December 2001

Mr. Reyes, age 48, is Chairman of the Board of Reyes Holdings, L.L.C., a private food and beverage distribution company. He has served in that position, or in equivalent capacities, with Reyes Holdings and its predecessor entities since 1976. He was elected to our Board of Directors in connection with our acquisition of Legacy Dean on December 21, 2001. Mr. Reyes had served on the Board of Directors of Legacy Dean since 1999 and was a member of its Audit Committee.

Messrs. Davis, Green, Muse, Pender and Reyes were unanimously nominated for re-election by our Board of Directors. They have each consented to be re-elected as members of our Board of Directors.

[DEAN FOODS LOGO]

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MR. DAVIS, MR. GREEN, MR. MUSE, MR. PENDER AND MR. REYES.

MORE ABOUT THE PROPOSALS


PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Our Board of Directors, upon the recommendation of the Audit Committee of our Board of Directors, has selected Deloitte & Touche LLP to serve as our independent auditor for the 2002 fiscal year and is soliciting your ratification of that selection.

Your ratification of our Board of Directors' selection of Deloitte & Touche LLP is not necessary because our Board of Directors has responsibility for selection of our independent auditor. However, the Board of Directors will take your vote on this proposal into consideration when selecting our independent auditor in the future.

THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS HAS RESPONSIBILITY FOR OVERSEEING OUR FINANCIAL REPORTING AND AUDIT PROCESS. SEE PAGE 14 OF THIS PROXY STATEMENT FOR FURTHER INFORMATION ABOUT THE RESPONSIBILITIES OF OUR AUDIT COMMITTEE, AND PAGE 15 FOR AN IMPORTANT REPORT BY THE AUDIT COMMITTEE.

[DEAN FOODS LOGO]

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR 2002.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO IS ON OUR BOARD OF DIRECTORS?

In addition to the five directors proposed for re-election, the following persons currently serve on our Board of Directors:

[PHOTO]

GREGG L. ENGLES - Chairman of the Board, Director since October 1994

Mr. Engles, age 44, has served as our Chief Executive Officer and as a director since the formation of our company in October 1994. From October 1994 until December 21, 2001, he served as Chairman of the Board. When we acquired Legacy Dean on December 21, 2001, Mr. Howard Dean was named Chairman of the Board, pursuant to our merger agreement with Legacy Dean, and Mr. Engles was named Vice Chairman of the Board. In April 2002, Mr. Dean retired, and Mr. Engles resumed his position as Chairman of the Board. Prior to the formation of our company, he served as Chairman of the Board and Chief Executive Officer of certain predecessors to our company. He currently serves on the Board of Directors of Evercom, Inc., an independent provider of inmate telecommunications services which has issued publicly-traded notes. His term will expire in 2004.

[PHOTO]

ALAN J. BERNON - Director since August 1997

Mr. Bernon, age 47, serves as Chief Operating Officer of the Northeast Region of our Dairy Group. He was elected to our Board of Directors in connection with our acquisition of Garelick Farms in 1997. From September 1985 until July 1997, he served as President of The Garelick Companies. His term will expire in 2004.

[PHOTO]

LEWIS M. COLLENS - Director since December 2001

Mr. Collens, age 64, has served as the President of Illinois Institute of Technology ("IIT") and Chairman of IIT Research Institute since 1990. From 1974 to 1990, he served as Dean of IIT Chicago-Kent College of Law. Mr. Collens was elected to our Board of Directors in connection with our acquisition of Legacy Dean on December 21, 2001. Mr. Collens had served on the Board of Directors of Legacy Dean since 1991 and was Chairman of its Audit Committee and a member of its Corporate Governance Committee. His term will expire in 2003.

[PHOTO]

JOSEPH S. HARDIN, JR. - Director since May 1998

Mr. Hardin, age 56, served as Chief Executive Officer of Kinko's, Inc. from May 1997 until January 2001. Currently retired, Mr. Hardin held a variety of positions from 1986 to April 1997 with increasing responsibility at Wal-Mart Stores, Inc., ultimately as an Executive Vice President and as the President and Chief Executive Officer of SAM's Club, the wholesale division of Wal-Mart Stores, Inc. His term will expire in 2004.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


[PHOTO]

JANET HILL - Director since December 2001

Mrs. Hill, age 54, has served as Vice President of Alexander & Associates, a corporate consulting firm, since 1981. She was elected to our Board of Directors in connection with our acquisition of Legacy Dean on December 21, 2001. Mrs. Hill had served on the Board of Directors of Legacy Dean since 1997 and was a member of its Audit and Corporate Governance Committees. In addition to ours, she serves on the Boards of four other public companies including Progressive Insurance, Wendy's International, Nextel Communications and Security Capital Group, a real estate operating company. Her term will expire in 2003.

[PHOTO]

JOHN S. LLEWELLYN, JR. - Director since December 2001

Mr. Llewellyn, age 67, served as President and Chief Executive Officer of Ocean Spray Cranberries, Inc. from 1988 until his retirement in 1997. He was elected to our Board of Directors in connection with our acquisition of Legacy Dean on December 21, 2001. Mr. Llewellyn had served on the Board of Directors of Legacy Dean since 1994 and was a member of its Compensation and Corporate Governance Committees. His term will expire in 2004.

[PHOTO]

HECTOR M. NEVARES - Director since October 1994

Mr. Nevares, age 51, was President of Suiza Dairy, our Puerto Rico dairy, from June 1983 until September 1996, having served in additional executive capacities at Suiza Dairy since June 1974. From March 1998 until April 2000, he served as a consultant for us. Mr. Nevares also sits on the Board of Directors of First Bank P.R. (FBP) in San Juan, Puerto Rico. His term will expire in 2003.

[PHOTO]

PETE SCHENKEL - Director since January 2000

Mr. Schenkel, age 66, joined our company in January 2000 as President of our Dairy Group and a member of our Board of Directors. From 1959 to December 31, 1999, he served in various capacities at Southern Foods Group (now a part of our Dairy Group), including Chairman of the Board and Chief Executive Officer from 1994 through 1999, and President from 1987 to 1994. He was elected to our Board of Directors in connection with our acquisition of Southern Foods Group in January 2000. His term will expire in 2003.

[PHOTO]

JIM L. TURNER - Director since November 1997

Mr. Turner, age 56, has served as President and Chief Executive Officer of Dr. Pepper /Seven-Up Bottling Group, Inc. since its formation in 1999. Prior to that, since 1985, he held similar positions with various predecessors to Dr. Pepper/Seven-Up Bottling Group, Inc. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. His term will expire in 2003.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHAT ARE THE COMMITTEES OF OUR BOARD OF DIRECTORS AND WHO SERVES ON THOSE COMMITTEES?

The chart below lists all of the Committees of our Board of Directors, and indicates who serves on those Committees and how many times each Committee met during 2001.

                                           COMPENSATION                                               STRATEGIC
BOARD MEMBER                  AUDIT       & STOCK OPTION         EXECUTIVE        NOMINATING         PLANNING(1)
------------                  -----       --------------         ---------        ----------         -----------
Bernon                                                               *
Collens                        *
Davis                                                                                                     *
Engles                                                               *(2)                                 *
Green                          *                 *                                                        *
Hardin                                           *                                      *                 *(2)
Hill                                                                                    *
Llewellyn                                        *                                                        *
Nevares                                                              *
Pender                         *(2)              *(2)                                   *(2)
Reyes                          *
Turner                         *                                                        *                 *
Meetings in 2001               8                 1                   0                  0                 0(1)

(1) The Strategic Planning Committee was formed in late 2001. It held its first meeting in February 2002.

(2)  Chairman of the Committee.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


Set forth below are brief descriptions of the responsibilities of our Board Committees.

AUDIT COMMITTEE: Our Audit Committee, which is composed entirely of non-employee directors (who meet the standard of independence required by Sections 303.01 (B)
(2) (a) and (3) of the New York Stock Exchange's listing standards), is charged with the duties of, among other things, assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, our independent and internal auditors; meeting periodically with management with respect to our system of internal controls and accounting systems; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditor; reviewing consolidated financial statements; reviewing with our legal counsel compliance with our Code of Business Conduct; and performing any other duties or functions deemed appropriate by the Board of Directors. The Committee also recommends to the Board of Directors the appointment of our independent auditor. The independent auditor has direct access to the Audit Committee and may discuss any matters that arise in connection with its audit, the maintenance of internal controls and any other matters relating to our financial affairs. The Committee may authorize the independent auditor to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is appended to this proxy statement as Appendix A.

COMPENSATION AND STOCK OPTION COMMITTEE: Our Compensation and Stock Option Committee, which is also comprised entirely of non-employee directors, is responsible for recommending to the full Board the salary amounts for our Chief Executive Officer and each of our other executive officers and making the final determination regarding bonus arrangements to such persons. The Committee also acts in an advisory role on non-executive employee compensation. The Committee administers our stock option and restricted stock plans and makes final determinations regarding awards of stock options and restricted stock to our executive officers. It acts in an advisory role in determining stock option grants to other officers and employees.

EXECUTIVE COMMITTEE: The Executive Committee has limited powers to act on behalf of the Board of Directors when the Board of Directors is not in session. This Committee meets only as needed.

NOMINATING COMMITTEE: The Nominating Committee determines qualifications for directors, and considers and recommends nominees for election as directors. The Nominating Committee will consider stockholder recommendations submitted in writing and addressed to our Corporate Secretary.

STRATEGIC PLANNING COMMITTEE: The Strategic Planning Committee, formed during the pendency of our acquisition of Legacy Dean, has been assigned the task of working with our executives to chart the strategic course of our company, with the goal of maximizing shareholder returns over the medium to long term. Specific areas being addressed by the Committee include business mix, capital and other resource allocation and earnings growth.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


REPORTS TO YOU FROM OUR BOARD COMMITTEES

REPORT OF THE AUDIT COMMITTEE

Management of the company has primary responsibility for the company's financial statements and the reporting process, including the system of internal controls. The company's independent auditor has responsibility for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and to issue a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes.

We have met with representatives of Deloitte & Touche and company management to review and discuss the company's audited consolidated financial statements for the year ended December 31, 2001. We have also discussed with Deloitte & Touche, and they have provided written disclosures to us, regarding (1) the matters required to be communicated under generally accepted auditing standards (Standard No. 61, Communication with Audit Committees), and (2) Deloitte & Touche's independence, as required by the Independence Standards Board (Standard No. 1, Independence Discussions with Audit Committees).

Deloitte & Touche has served as independent auditor for the company since its formation. Deloitte & Touche periodically changes the personnel who work on the audit. In addition to performing the audit of the company's consolidated financial statements, Deloitte & Touche also provides various other services to the company. The aggregate fees and reimbursable expenses billed to the company and its subsidiaries by Deloitte & Touche for 2001 are:


Audit Fees                                                           $ 2,819,000
Financial Information Systems
  Design & Implementation Fees                                       $   221,000
All Other Fees*                                                      $10,780,000
                                                                     -----------
                                                                     $13,820,000

* All Other Fees includes fees billed for audit-related services of $6.4 million and non-audit services of $4.4 million. In 2001, audit-related services included fees for employee benefit plan audits, due diligence and related services on acquisitions and divestitures, accounting consultations, internal audit consultations and work on SEC filings. Non-audit services included fees for tax consultations, tax preparation and other consulting on benefit plans and cash management systems.

The Audit Committee has reviewed summaries of the services provided by Deloitte & Touche and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche. Based on our review of these summaries, our discussions with management and the independent auditor, as described above, and the representations of management and the independent auditor, we have recommended to the Board of Directors that the audited consolidated financial statements be included in the company's annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

We have also recommended that Deloitte & Touche be selected as the company's independent auditor for 2002.

Representatives of Deloitte & Touche will be present at the annual meeting to make a statement, if they choose, and to answer any questions you have.

THIS REPORT IS PRESENTED BY:

Lewis M. Collens
Stephen L. Green
P. Eugene Pender
J. Christopher Reyes
Jim L. Turner

Members of the Audit Committee

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Our goals in setting compensation for our executives are:

o    To attract and retain highly capable executives,

o To motivate the performance of executives in support of achievement of the company's strategic financial and operating performance objectives, and

o    To reward performance that meets this standard.

In order to ensure that we are able to attract and retain the highest caliber management, we endeavor to ensure that total compensation is comparable to that offered by competitors for the company's management talent. In order to ensure that management's interests are aligned with those of shareholders and to motivate and reward individual initiative and effort, we have put an emphasis on performance-based compensation so that contribution to the company (or individual business units) as a whole, as well as the attainment of individual performance goals in some cases, is rewarded. Through the use of performance-based plans that emphasize attainment of company or business-unit goals, we seek to foster an attitude of teamwork, and the use of tools such as equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders.

At present, the compensation of our chief executive officer and other executive officers consists of the following:

BASE SALARY: The recommended base salary for Gregg Engles, the Chief Executive Officer, and for each of the other executive officers was determined after review of:

o Publicly available information concerning the base salaries of executives with similar responsibilities in companies of comparable size in general industry and in the food industry,

o    The responsibilities of each executive officer, and

o The subjective evaluation of such officer's overall performance and contribution to the company.

ANNUAL INCENTIVE COMPENSATION: Year-end cash bonuses are designed to motivate Mr. Engles and the other executive officers to achieve annual financial and other goals based on the strategic, financial and operating performance objectives of the company. In conjunction with our review of the strategic and operating plans of the company, each year we establish target performance levels for the executive officers based either on the company's earnings per share, the performance of particular operating units over which the executive has control or on individual goals, or some combination thereof. Bonus amounts were paid to the executive officers for 2001 based on target performance levels reached.

STOCK OPTIONS: We believe that a significant portion of executive compensation should be dependent on value created for stockholders. Stock options are generally granted annually, with an exercise price of fair market value on the date of the grant. In selecting recipients for option grants and in determining the size of such grants, we consider various factors such as the long term incentives granted to executive officers in companies of comparable size in general industry and in the food industry, the earnings level of the company (or individual business units) and the contributions of the individual recipient to the company.

BENEFITS: Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the company's and various benefits generally available to all employees of the company (such as health insurance).

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


Mr. Engles' base salary for 2001 was $880,000, which was the same as his base salary for 2000. Based on our review of the criteria described above under the heading "Base Salary," we determined that Mr. Engles' base salary was in line with market levels. Therefore, his base salary was not increased in 2001.

Mr. Engles' target bonus for 2001 was 100% of his base salary, with a potential range of 0% to 200% of his base salary, depending on the degree of attainment of budgeted earnings per share for 2001. Mr. Engles' actual bonus earned for 2001 was $976,800, which reflects the fact that in 2001 the company's earnings per share were slightly higher than the budgeted target.

In 2001, Mr. Engles received options to purchase 400,000 shares (on a post-split basis) of common stock. In making this option grant, we considered the factors described in this report under the heading "Stock Options."

THIS REPORT BY:

Stephen L. Green
Joseph S. Hardin, Jr.
John S. Llewellyn, Jr.
P. Eugene Pender

Members of the Compensation and Stock Option Committee

IN SETTING COMPENSATION FOR 2001 AND 2002, THE COMPENSATION AND STOCK OPTION COMMITTEE ENGAGED TOWERS PERRIN, AN INDEPENDENT COMPENSATION CONSULTING FIRM, TO PROVIDE INFORMATION CONCERNING COMPARABLE COMPENSATION LEVELS AT OTHER PUBLICLY-HELD COMPANIES AND OTHER RELEVANT INFORMATION.

HOW ARE BOARD MEMBERS PAID?

Employee directors receive no compensation for serving on the Board of Directors or its Committees other than their normal salaries. In 2002, non-employee directors will receive:

o    An annual grant of 7,500 immediately exercisable stock options,

o    A $15,000 annual fee, payable quarterly in arrears,

o $1,500 for each meeting attended in person and $750 for each meeting attended by telephone,

o    $1,000 per year for each committee served on,

o    $2,000 per year for chairing a committee, and

o    Reimbursement of travel expenses for attending meetings.

Non-employee directors may elect to receive their fees in shares of restricted common stock rather than in cash. If a director makes this election, he or she will receive shares with a value equal to 150% of the cash amount owed to him or her. 1/3 of the restricted shares vest on the date of grant; 1/3 vest on the first anniversary of the grant date; and the final 1/3 vest on the second anniversary of the grant date.

All of our non-employee directors elected to receive their fees earned during 2001 in shares of restricted stock rather than in cash.

OUR BOARD OF DIRECTORS HELD 4 REGULAR AND 8 SPECIAL MEETINGS IN 2001, AND ACTED 3 TIMES BY WRITTEN CONSENT.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


WHO ARE OUR EXECUTIVES?

Our executive officers are:

MIGUEL CALADO - Executive Vice President and President of International

Mr. Calado, age 46, joined us in September 1998 as Executive Vice President and President of International. Prior to joining us, he served in a number of senior executive positions at PepsiCo from 1983 until September 1998, most recently as Senior Vice President - Finance and Chief Financial Officer for Frito Lay International. Prior to joining PepsiCo in 1983, he served in various capacities at Samarco Mineracao, S.A. in Brazil.

GREGG L. ENGLES - Chairman of the Board and Chief Executive Officer

See Mr. Engles' biography on page 11.

BARRY A. FROMBERG - Executive Vice President and Chief Financial Officer

Mr. Fromberg, age 46, joined us in June 1998 as Executive Vice President and Chief Financial Officer. Prior to joining us, he served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc. from 1995 to 1998. He was Senior Vice President and Chief Financial Officer of Paging Network, Inc. from 1993 to 1995. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator from 1987 to 1993. From 1980 to 1987 he was Manager of Corporate Development for Comcast Corporation. Mr. Fromberg was a Senior Accountant with Coopers and Lybrand from 1977 to 1980.

MICHELLE P. GOOLSBY - Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Ms. Goolsby, age 44, joined us in July 1998 as Executive Vice President, General Counsel and Corporate Secretary. In August 1999, she assumed the additional role of Chief Administrative Officer. From September 1988 until July 1998, Ms. Goolsby held various positions with the law firm of Winstead Sechrest & Minick. Prior to joining Winstead Sechrest & Minick, she held various positions with the Trammell Crow Company. Ms. Goolsby also serves on the Board of Directors of Horizon Organic Holding Company, in which we own a minority interest.

HERMAN "BING" GRAFFUNDER - President, Morningstar/Specialty Group

Mr. Graffunder, age 56, has served as President of our Morningstar division since February 1999. He is also responsible for our Puerto Rico dairy operations and, upon completion of our acquisition of Legacy Dean, he assumed responsibility for our new Specialty Foods segment. He joined us in February of 1998 as Senior Vice President, Operations. Prior to joining us, he was President of Authentic Specialty Foods and Chief Executive Officer of Calidad Foods from 1993 to January 1998. From 1990 to 1993, he served as President and Chief Operating Officer of Oak Farms Dairy and from 1984 to 1990, he served as division manager for several of The Southland Corporation's and The Morningstar Group. Inc.'s regional operations.

PETE SCHENKEL - President, Dairy Group

See Mr. Schenkel's biography on page 12.

The Chief Operating Officers for our Dairy Group operating regions, all of whom report to the President of our Dairy Group, are:

RICK BEAMAN - Southwest region

Mr. Beaman, age 44, has served as Chief Operating Officer of our Southwest region since January 2000, when we formed that region in connection with our acquisition of Southern Foods. Prior to joining us, he worked in several positions at Southern Foods, including

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Executive Vice President during 1999, Vice President in 1997 and 1998, and general manager of Southern Foods' Oak Farms Dairy from 1991 to 1997. Prior to joining Southern Foods, he worked in various capacities at Borden, Inc. for 17 years.

ALAN J. BERNON - Northeast region

See Mr. Bernon's biography on page 11.

RICK FEHR - Southeast region

Mr. Fehr, age 50, has served as Chief Operating Officer of our Southeast region since February 1998. He joined us in November 1996 as Vice President of Operations. Prior to joining us, he served in various capacities with The Morningstar Group Inc. from 1988, including most recently Vice President of Operations.

JACKIE JACKSON - Midwest region

Mr. Jackson, age 63, was named Chief Operating Officer of our Midwest Region in April 2002. From January 2000 to April 2002, he served as a Regional Vice President of the Southwest Region of our Dairy Group and from 1990 to January 2000, he served as manager of Southern Foods' Oak Farms Dairy operations in Houston, Texas. Prior to joining Southern Foods, he worked in various capacities at Borden, Inc.

The President of our Specialty Foods Group, who reports to the President of the Morningstar/Specialty Group, is:

JAMES R. GREISINGER - Specialty Foods

Mr. Greisinger, age 62, joined Legacy Dean in 1962, where he held various positions before becoming President of the Specialty Foods group in 2000.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


HOW ARE OUR EXECUTIVES PAID?

These were our most highly paid executives in 2001. These individuals are referred to in this proxy statement as our "Named Executives".

SUMMARY COMPENSATION TABLE

                                                                                                    Long Term
                                                                                                   Compensation
                                                                                                  ---------------
                                                                                 Other Annual     Options Granted
Name & Principal Position               Year       Salary         Bonus          Compensation     (in shares)(1)
-------------------------               ----       ------         -----          ------------     ---------------
GREGG L. ENGLES                         2001      $880,000      $976,800(2)       $169,869(3)          400,000
   Chairman of the Board &              2000      $880,000      $945,384(2)       $164,341(3)          330,000
   Chief Executive Officer              1999      $800,000      $888,000(2)       $100,289(3)          294,000
PETE SCHENKEL                           2001      $575,000      $388,772          $812,057(4)          200,000
   President
   Dairy Group                          2000      $575,000      $662,895                               229,000
RICK FEHR                               2001      $400,000      $385,440(5)        $67,028(3)           80,000
   Chief Operating Officer              2000      $380,000      $361,511(5)        $62,868(3)           80,000
   Dairy Group, Southeast Region        1999      $292,500      $234,900(5)        $40,533(3)           72,000
RICK BEAMAN                             2001      $350,000      $309,629                                80,000
   Chief Operating Officer              2000      $305,000      $260,672          $505,920(6)           55,000
   Dairy Group, Southwest Region
HERMAN "BING" GRAFFUNDER                2001      $425,000      $203,873(7)         $1,615(3)           90,000
   President                            2000      $400,000      $380,538(7)         $3,017(3)           92,000
   Morningstar/Specialty Group          1999      $334,615      $274,050(7)         $1,812(3)           72,000
HOWARD DEAN(8)                          2001      $756,437      $611,900
   Retired Chairman of the Board

NOTES TO SUMMARY COMPENSATION TABLE:

1. All share numbers presented in this table, and in the footnotes to this table, have been adjusted to reflect the two-for-one stock split effected on April 23, 2002, as if it had already occurred.

2. Mr. Engles deferred 100% of his 2001 and 2000 bonuses pursuant to our Deferred Compensation Plan and allocated the entire deferral toward investment in shares of our common stock. He deferred $704,000 of his 1999 bonus and allocated $586,320 of that amount toward investment in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

3. Represents the discount on shares purchased with deferred bonus under the Deferred Compensation Plan.

4. This represents the first of four annual distributions that Mr. Schenkel will receive as a result of the termination of a non-qualified retirement plan maintained by Southern Foods prior to our acquisition of that company effective January 2000.

5. Mr. Fehr deferred 100% of his 2001, 2000 and 1999 bonuses pursuant to our Deferred Compensation Plan and each year allocated the entire deferral toward investment in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

6. Represents primarily a one-time lump sum payment of $505,920 made as a result of the termination of a non-qualified retirement plan maintained by Southern Foods prior to our acquisition of that company in January 2000.

7. Mr. Graffunder deferred $30,581 of his 2001 bonus pursuant to our Deferred Compensation Plan, and allocated $9,174 of that amount toward investment in shares of our common stock. He deferred $57,081 of his 2000 bonus and allocated $17,124 of that amount toward investment in our common stock, and he deferred $41,108 of his 1999 bonus and used $10,277 of that amount to invest in our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

8. Prior to our acquisition of Legacy Dean, Mr. Dean served as Chief Executive Officer and Chairman of the Board of Legacy Dean. In connection with our acquisition of Legacy Dean, Mr. Dean was named Chairman of our Board of Directors on December 21, 2001. He retired effective April 12, 2002.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


OPTION GRANTS IN 2001* (TO NAMED EXECUTIVES)

                                                                                        Potential Realizable
                             No. of       Percentage of                                   Value at Assumed
                             Shares       Total Options                                 Annual Rates of Stock
                           Underlying      Granted to      Exercise                       Price Appreciation
                             Options        Employees        Price       Expiration        for Option Term
                           Granted(1)    During 2001(1)    ($/share)       Date(2)      5%(3)           10%(3)
                           ----------    --------------    ---------     ----------   ----------     -----------
Gregg Engles                400,000          15.69%        $21.5625       1/22/2011   $5,424,216     $13,746,029
Pete Schenkel               200,000           7.84%        $21.5625       1/22/2011   $2,712,108     $ 6,873,014
Rick Fehr                    80,000           3.14%        $21.5625       1/22/2011   $1,084,843     $ 2,749,206
Rick Beaman                  80,000           3.14%        $21.5625       1/22/2011   $1,084,843     $ 2,749,206
Bing Graffunder              90,000           3.53%        $21.5625       1/22/2011   $1,220,449     $ 3,092,856

* All amounts in the Option Grant table, and the notes hereto, have been adjusted to reflect the two-for-one stock split effective April 23, 2002, as if it had already occurred.

NOTES TO OPTION GRANT TABLE:

1.   The total number of options granted during 2001 was 2,550,100.

2. All vest as follows: 1/3 on first anniversary of grant, 1/3 on second anniversary of grant, and 1/3 on third anniversary of grant.

3. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

NONE OF THE NAMED EXECUTIVES EXERCISED ANY OPTIONS DURING 2001.

WHAT CONTRACTS DO WE HAVE WITH THE NAMED EXECUTIVES?

CHANGE IN CONTROL AGREEMENTS

We have entered into severance agreements with all of our Named Executives, except Mr. Dean, pursuant to which we must

o pay each of the Named Executives a lump sum of cash equal to 2 to 3 times his base annual salary plus his target bonus for the year in which the termination occurs, in addition to a gross-up payment to pay for any applicable excise taxes,

o    continue the executive's insurance benefits for 2 years, and

o    accelerate the vesting of all unvested options held by the executive if, in connection with or within 2 years after a change in control (as defined in the agreements) of our company

o the Named Executive officer's employment is terminated by us or any successor of ours without cause (as defined in the agreements), or

o the Named Executive officer's employment is terminated by the executive for good reason (as defined in the agreement).

Also, certain of these agreements provide that the officer has the right, at any time beginning on the first anniversary of a change in control and ending on the second anniversary of a change in control, to voluntarily terminate his employment for any reason and receive a cash payment in an amount equal to one-half of the executive's base annual salary plus one-half of his target bonus for the year in which the termination occurs. The agreements also contain

o a covenant pursuant to which the executives have agreed not to compete with us for 2 years after termination,

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


o a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information, and

o agreements not to solicit any of our employees for 2 years after termination.

RETIREMENT AND CONSULTING AGREEMENTS WITH MR. DEAN

On April 12, 2002, we entered into two agreements with Mr. Dean, including a Retirement and Release Agreement and a Consulting and Noncompete Agreement. The Retirement and Release Agreement confirms Mr. Dean's retirement from his position as Chairman and director of our Board, contains his agreement to remain as an employee through June 30, 2002 to provide such transition services as we may reasonably request, and evidences certain payments to which he is entitled including:

o    continued salary at his annual rate of $771,800 through June 30, 2002,

o a cash lump sum amount equal to $395,000 in full settlement of his rights under Legacy Dean's target annual bonus plan for 2002,

o a transition bonus in the amount of $600,000 for services provided during the period from April 4, 2001 through March 31, 2002,

o a cash lump sum amount equal to approximately $1 million, which is his target long-term incentive award for 2000 under Legacy Dean's 1989 Stock Awards Plan,

o a cash lump sum amount equal to approximately $15 million in exchange for his outstanding stock options, pursuant to certain surrender rights contained in those agreements, and

o a cash lump sum of approximately $2.2 million in consideration for release of his claim to a gross-up for taxes on the surrender of his nonqualified stock options.

We also agreed to provide Mr. Dean and his wife with certain supplemental medical insurance benefits for the remainder of their lives and certain normal retirement benefits.

Under our Consulting and Noncompete Agreement with Mr. Dean, Mr. Dean has agreed to render certain integration-related consulting services to us during the 12-month period beginning July 1, 2002. We will pay him a total of $875,000 for those services. Also in the Consulting and Noncompete Agreement, Mr. Dean has agreed that, during the term of the agreement, he will not compete with our dairy business or solicit our dairy customers or employees.

WHAT OTHER RELATIONSHIPS DO WE HAVE WITH OUR OFFICERS AND DIRECTORS?

AIRCRAFT LEASES

On August 1, 2000, we entered into a five-year Aircraft Lease Agreement with Neptune Colorado, LLC, a limited liability company owned by Gregg Engles and Pete Schenkel. Pursuant to the lease agreement, we have agreed to lease an airplane from Neptune Colorado at a rate of $1000 per hour for each hour of flight with a minimum of 40 flight hours per month. We also pay a non-refundable equipment reserve charge equal to $83.10 per engine hour used during the term of the agreement. Reserve funds are used by the lessor for engine or propeller overhauls, removal or replacement during the term of the agreement. We are responsible for paying all taxes related to and insurance for the airplane, and for all regular maintenance costs of the airplane, as well as all operating costs, crew salaries, benefits, landing and customs fees, hangar and storage charges and any

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


fines or penalties arising from our operation or use of the airplane. We paid an aggregate amount of approximately $0.6 million to Neptune Colorado, LLC during 2001 under the lease.

In June 2001, we entered into a six-year aircraft lease agreement with Curan, LLC, a limited liability company also owned by Gregg Engles and Pete Schenkel. Pursuant to the lease agreement, we agreed to lease an airplane from Curan at a rate of $122,000 per month. We also must set up a non-refundable equipment reserve account, the amount of which will be determined periodically by a third party. Reserve funds are used by the lessor for engine overhauls, removal or replacement during the term of the agreement. We are responsible for paying all taxes related to and insurance for the airplane, as well as all operating costs, crew salaries and benefits, landing and customs fees, hangar and storage charges and any fines or penalties arising from our operation or use of the airplane. We paid an aggregate of $0.9 million to Curan, LLC during 2001 under the lease.

REAL PROPERTY LEASE

We lease the land for our Franklin, Massachusetts plant from a partnership owned by Alan Bernon and his family. Our lease payments during 2001 totaled $.6 million.

MINORITY INTEREST IN CONSOLIDATED CONTAINER HOLDING COMPANY

Alan Bernon and his brother, Peter Bernon, own 12.0% of Franklin Plastics, Inc., which owns 49.1% of Consolidated Container Company ("CCC"). We own the remaining 88.0% of Franklin Plastics. In February 2002, we entered into an agreement with Alan Bernon and Peter Bernon pursuant to which they have agreed to reimburse us, collectively, for 12% of any amounts paid by us under our February 2002 guaranty of up to $10 million of CCC's indebtedness.

ISSUANCE OF STOCK

In connection with our purchase of The Garelick Companies in July 1997, Alan Bernon and Peter Bernon, former owners of The Garelick Companies, each received, in addition to certain cash consideration, 74,350 restricted shares of our common stock. The shares were placed in escrow, to be released in equal installments over 5 years subject to the accomplishment of certain financial objectives. The first shares were released to Mr. Bernon in 1998 and in each of 1999, 2000 and 2001. The price paid to Mr. Bernon for the business, and the terms and conditions of the restrictions on the restricted stock, were determined by negotiations between us and the former owners of The Garelick Companies.

CERTAIN LEGAL FEES

During 2001, we paid fees and expenses of approximately $104,000 to Locke Liddell & Sapp LLP for services rendered on various matters. Michelle Goolsby's husband is a partner at Locke Liddell & Sapp LLP.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION


HOW MUCH STOCK DO OUR OFFICERS AND DIRECTORS OWN?

On this page is information as of April 15, 2002 concerning:

o Each stockholder known by us to beneficially own more than 5% of our outstanding common stock,

o    Each director and each Named Executive, and

o    All directors and executive officers as a group.

                                Number of Shares     Percent of
Beneficial Owner                of Common Stock*      Class(1)*
----------------                ----------------     ----------
Beaman, Rick                         29,126(2)           **
Bernon, Alan J.                     457,596(3)           **
Collens, Lewis M.                     2,000              **
Davis, Tom C.                        16,138(4)           **
Dean, Howard M.                     315,000(5)           **
Engles, Gregg L.                  3,559,346(6)          3.7%
Fehr, Rick                          375,352(7)           **
Graffunder, Herman L.               171,088(8)           **
Green, Stephen L.                    91,846(9)           **
Hardin, Jr., Joseph S.               69,404(10)          **
Hill, Janet                          13,966(11)          **
Llewellyn, Jr., John S.              25,568(12)          **
Muse, John R.                       217,060(13)          **
Nevares, Hector M.                  660,192(14)          **
Pender, P. Eugene                    93,780(15)          **
Reyes, J. Christopher                 4,512(16)          **
Schenkel, Pete                      167,456(17)          **
Turner, Jim L.                      207,454(18)          **
All executive officers
and directors as a group
(18 persons)                      6,174,476(19)         6.4%
FMR Corp.(22)                     8,433,576(20)         8.0%(20)

* All amounts shown in this chart reflect the two-for-one stock split effected April 23, 2002, as if it had already occurred.

** = Less than 1%

Notes to Beneficial Ownership Table:

(1) Except for the percentage owned by FMR, all percentages are based on 102,061,492 shares of common stock outstanding as of April 15, 2002, minus 12,172,958 shares held in treasury as of that date, plus 7,151,324 shares, which was the total number of outstanding options exercisable within 60 days.

(2)  Beaman: Includes 26,668 exercisable options.

(3)  Bernon: Includes 79,868 shares subject to exercisable options

(4)  Davis: Includes 15,000 shares subject to exercisable options

(5)  Dean: Includes 266,270 shares owned indirectly by Family Limited
     Partnership

(6)  Engles: Includes 1,602,534 shares subject to exercisable options

(7)  Fehr: Includes 292,002 shares subject to exercisable options

(8)  Graffunder: Includes 163,334 shares subject to exercisable options

(9)  Green: Includes 75,000 shares subject to exercisable options

(10) Hardin: Includes 60,000 shares subject to exercisable options

(11) Hill: Includes 13,536 shares subject to exercisable options

(12) Llewellyn: Includes 25,568 shares subject to exercisable options

(13) Muse: Includes 60,000 shares subject to exercisable options and 2,300 shares owned by family members; Mr. Muse disclaims ownership of family owned shares

(14) Nevares: Includes 259,350 shares subject to exercisable options and

(15) Pender: Includes 81,900 shares subject to exercisable options and 6,700 shares owned indirectly through entities controlled by Mr. Pender.

(16) Reyes: Includes 4,512 shares subject to exercisable options

(17) Schenkel: Includes 159,336 shares subject to exercisable options

(18) Turner: Includes 102,500 shares subject to exercisable options

(19) Includes a total of 3,094,312 shares subject to exercisable options held by the executive officers and directors.

(20) As reported on Form 13G filed on February 14, 2002 by FMR Corp., 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,538,238 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of our stock owned by the investment companies at December 31, 2001 included 653,698 shares of common stock resulting from the assumed conversion of 511,500 shares of our convertible preferred stock. For purposes of calculating the percentage owned by FMR, the total number of shares of common stock into which our convertible preferred securities are convertible has been added to the denominator, as required by Securities Exchange Act Rule 13d-3(1). The convertible shares have not been added to denominator for purposes of calculating the shares owned by any other person named in the table. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 7,538,238 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson III, chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA -02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
     Section 3(a)(6) of the Securities Exchange Act, is the

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

     beneficial owner of 801,938 shares of our common stock as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 801,938 shares and sole power to vote or to direct the voting of 781,732 shares, and no power to vote or to direct the voting of 20,206 shares of our common stock owned by the institutional accounts as reported above. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson III is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. Fidelity International Limited is the beneficial owner of 93,400 shares of our common stock.

HOW HAS OUR STOCK PERFORMED?

The following graph compares

o the cumulative total return of our common stock since the date of our initial public offering on April 17, 1996, with

o    the Standard & Poor's 500 Stock Index, and

o    a peer group index of United States dairy products companies,

assuming a $100 investment on April 17, 1996. Points plotted are as of December 31 of each year. We have never paid dividends.

                                [DEAN FOODS LOGO]

                                  [LINE GRAPH]

                             12/1996   12/1997   12/1998   12/1999   12/2000   12/2001
Dean Foods Company            $100.0   $294.1    $251.5    $195.7    $287.0    $336.8
S & P 500 Stocks              $100.0   $133.5    $172.2    $208.5    $190.0    $167.6
NYSE/AMEX/NASDAQ/Stocks       $100.0   $173.4    $152.0    $141.7    $163.5    $239.3

APPENDIX A


DEAN FOODS COMPANY AUDIT COMMITTEE CHARTER

The Board of Directors of Dean Foods Company hereby constitutes and establishes an audit committee with authority, responsibility and specific duties as described below. This Charter shall be reviewed, updated and approved annually by the Board of Directors.

COMPOSITION

The committee shall be comprised of three or more directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. One of the members shall be appointed committee chairperson by the chairman of the Board of Directors. He or she shall be responsible for leadership of the committee, including preparation of the agenda, presiding over meetings, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

AUTHORITY

The audit committee may be requested by the Board of Directors to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.


RESPONSIBILITY

The audit committee is to serve as a focal point for communication between noncommittee directors, the independent auditors, internal audit and Dean Foods Company's management, as their duties relate to financial accounting, reporting and controls. The audit committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and its subsidiaries and other such duties as directed by the Board. The committee is to be the Board's principal agent in overseeing independence of the corporation's independent auditors, the integrity of management and the adequacy of disclosures to stockholders. However, the opportunity for the independent auditors to meet with the entire Board of Directors as needed is not to be restricted.

MEETINGS

The audit committee is to meet at least four times per year, and as many times as the committee deems necessary.

ATTENDANCE

Members of the audit committee should be present at all meetings. Over 50% of the members of the audit committee must be present for the committee to conduct business. Directors who are not committee members will also be invited to regularly scheduled meetings. The audit committee may from time to time meet in executive sessions, with or without invitees. As necessary or desirable, the chairperson may request that members of management, the Chief Financial Officer and representatives of the independent auditors be present at meetings of the committee.

MINUTES

Minutes of each meeting are to be prepared and sent to the committee members and, upon request, the Dean

Foods Company directors who are not members of the committee. Copies are to be provided to the independent auditors and Chief Financial Officer.

SPECIFIC DUTIES

(1) Since the independent auditor for the Company is ultimately accountable to the Board and the audit committee, the audit committee will recommend to the Board the independent auditor to be selected or retained to audit the financial statements of the Company. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

(2) Inform the independent auditors and management that the independent accountants and the committee may communicate with each other at all times; and the committee chairperson may call a meeting whenever he or she deems it necessary.

(3) Review with the Company's management, independent auditors and the Chief Financial Officer, the Company's policies and procedures to reasonably ensure the quality and adequacy of internal accounting and financial reporting controls.

(4) Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the committee is to make, or cause to be made, all necessary inquiries of management and the independent accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

(5) Review, prior to the annual audit, the scope and general extent of the independent auditor's audit examination, including their engagement letter. The auditor's fees are to be arranged with management and annually summarized for committee review. The committee's review should entail an understanding from the independent auditor of the factors considered by the auditor in determining the audit scope, including:

o    Industry and business risk characteristics of the Company

o    External reporting requirements

o Materiality of the various segments of the Company's consolidated and nonconsolidated activities

o    Quality of internal control structure

o    Extent of involvement of internal audit in the audit examination

o    Other areas to be covered during the audit engagement.

(6) Review with management the extent of nonaudit services provided by the independent auditors, in relation to the objectivity needed in the audit.

(7) Review with management and the independent auditors instances where management has obtained second opinions from other accountants.

(8) Review with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

(9) Review with management and the independent auditor, upon completion of their audit, financial results for the year prior to their release. This review is to encompass:

o The Company's annual report, including the financial statements, and financial statement and supplemental disclosures required by generally accepted accounting principles

o    Significant transactions not a normal part of the Company's operations

o Changes, if any, during the year in the Company's accounting principles or their application as well as consideration of the quality of the Company's accounting principles

o    Review of estimates, reserves and accruals and judgmental areas

o Review of audit adjustments proposed by the independent auditor, whether or not recorded.

Based on this review, the committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

(10) Evaluate management's cooperation with the independent auditors during their audit examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs. Inquire of the independent auditors whether there have been any disagreements with management, which if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

(11) Discuss with the independent auditors the quality of the Company's financial and accounting personnel, and any relevant recommendations, which the independent auditors may have identified during their audit (including those in their letter of comments and recommendations). Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles and management reporting systems. Review written responses of management to the letter of comments and recommendations from the independent auditors.

(12) Provide guidance and oversight to the internal audit activities of the Company, including reviewing the organization personnel, the audit plans, and the results of the internal audit activities.

(13) Report audit committee activities to the full Board and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

(14) Recommend to the Board of Directors any appropriate extensions or changes in the duties of the committee.

(15) Review, with the Company's legal counsel and management, compliance with policies relating to the Company's Code of Business Conduct.

(16) Review, with legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

(17) Review with management any material tax issues.

[DEAN FOODS LOGO]

YOUR VOTE IS IMPORTANT

PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE MEETING. SEE ENCLOSED PROXY OR VOTING CARD FOR INSTRUCTIONS ON VOTING BY TELEPHONE, INTERNET OR MAIL.

         Dear Stockholder:

                  On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote will be recorded as if you mailed in your proxy card.

                  Thank you for your attention to these matters.

                                             Dean Foods Company



--------------------------------------------------------------------------------



PROXY                          DEAN FOODS COMPANY                          PROXY

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 30, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Gregg L. Engles and Michelle
         P. Goolsby and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Dean Foods Company held of record by the undersigned on April 18, 2002, at the annual meeting of stockholders to be held on Thursday, May 30, or any adjournment thereof.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED BY THE DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

        IMPORTANT- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE



Comments:
                                         DEAN FOODS COMPANY
                                         P.O. BOX 11333
--------------------------------         NEW YORK, N.Y. 10203-0333

--------------------------------

--------------------------------

  DEAN FOODS                                        TWO ALTERNATE WAYS TO VOTE YOUR PROXY
   COMPANY                                              VOTE BY TELEPHONE OR INTERNET
                                                      24 HOURS A DAY - 7 DAYS A WEEK
                                            SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT

           TELEPHONE                                INTERNET                                    MAIL
         1-866-564-2333                  https://www.proxyvotenow.com/dfc        o  Mark, sign and date your Proxy
                                         o  Go to the website address               Card.
o  Use any touch-tone telephone.            listed above.
                                    OR                                       OR  o  Detach card from Proxy Form.
o  Have your Proxy Form in hand.         o  Have your Proxy Form in hand.
                                                                                 o  Return the card in the postage-
o  Enter the Control Number located      o  Enter the Control Number located        paid envelope provided.
   in the box below.                        in the box below.

o  Follow the simple recorded            o  Follow the simple instructions.
   instructions.

                                                                    Your telephone or internet vote authorizes
                                                                    the named proxies to vote your shares in the
                                                                    same manner as if you marked, signed and
                                                                    returned the proxy card. IF YOU HAVE
                                                                    SUBMITTED YOUR PROXY BY TELEPHONE OR THE
                                                                    INTERNET THERE IS NO NEED FOR YOU TO MAIL
                                                                    BACK YOUR PROXY.



                                                                     ----------------------------------------

                                                                                  CONTROL NUMBER FOR
                                                                             TELEPHONE OR INTERNET VOTING
                                                                     ----------------------------------------

1-866-564-2333
CALL TOLL-FREE TO VOTE

                      o DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET o
---------------------------------------------------------------------------------------------------------------------------------

    MARK, SIGN, DATE AND RETURN                  [X]
[ ] THE PROXY CARD PROMPTLY
    USING THE ENCLOSED ENVELOPE.     VOTES MUST BE INDICATED
                                     (X) IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.       In their discretion the proxies are authorized to
                                                                      vote upon such other business as may properly come
                                                                      before the meeting.

1.  ELECTION OF DIRECTORS

    FOR all nominees   [ ]    WITHHOLD AUTHORITY to vote    [ ]     *EXCEPTIONS  [ ]
    listed below              for all nominees listed below

    Nominees:  01 - Tom C. Davis, 02 - Stephen L. Green,                    I agree to access future proxy statements and
               03 - John R. Muse, 04- P. Eugene Pender,                     Annual Reports over the Internet.               [ ]
               05 - J. Christopher Reyes
                                                                            Plan to attend the Annual Meeting.              [ ]

                                                                            Have written comments on the reverse
                                                                            side of card.                                   [ ]

                                                                            To change your address, please mark this box.   [ ]

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND
      WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
      *Exceptions
                  --------------------------------------------------------------------------

                                                       FOR        AGAINST    ABSTAIN

 2.  Proposal to ratify Deloitte & Touche LLP as       [ ]          [ ]       [ ]
     independent auditor.

                                                                               ---------------------------------
                                                                                          SCAN LINE
                                                                               ---------------------------------

                                                                 Please sign exactly as your name or names appear above. For joint holders, both should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your title.

                                                     Date    Share Owner sign here      Co-Owner sign here
                                                    ------  -------------------------  -------------------------------------

                                                    ------  -------------------------  -------------------------------------




                                                             4027